UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 8, 2024, Cracker Barrel Old Country Store, Inc. provided the following statement to the press in response to the letter filed by Biglari Capital Corp. on October 8, 2024.

Cracker Barrel’s new CEO is leading an energized team executing on a detailed strategic transformation plan that was informed by extensive consumer research and analysis and is demonstrating strong early results. We are focused on executing on our transformation, while Mr. Biglari is focused on running an unnecessary proxy contest – his seventh campaign in 13 years. Needless to say, the Cracker Barrel Board disagrees with virtually all of Mr. Biglari’s statements, and we look forward to engaging with our shareholders on these matters in due course.

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Important Additional Information and Where to Find It

Cracker Barrel intends to file a preliminary and definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card in connection with the solicitation of proxies for the 2024 annual meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel's corporate website at www.crackerbarrel.com.

Participants in the Solicitation

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel's directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Cracker Barrel for the fiscal year ended July 28, 2023, and Cracker Barrel's definitive proxy statement for the 2023 annual meeting of Cracker Barrel shareholders, filed with the SEC on October 6, 2023 (the “2023 Proxy Statement”). Please refer to the sections captioned “Executive Compensation,” “Stock Ownership of Certain Beneficial Owners and Management” and “Board of Directors and Committees-Compensation of Directors” in the 2023 Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Thomas H. Barr, with the filings of Cracker Barrel on November 20, 2023; Form 4s, filed by Carl T. Berquist, with the filings of Cracker Barrel on November 20, 2023 and on July 9, 2024; Form 4, filed by Jody L. Bilney, with the filings of Cracker Barrel on November 20, 2023; Form 4, filed by Meg Crofton, with the filings of Cracker Barrel on November 20, 2023; Form 4, filed by Gilbert Raymond Davila, with the filings of Cracker Barrel on November 20, 2023; Form 4, filed by William W. Moreton, with the filings of Cracker Barrel on November 20, 2023; Form 4, filed by Gisel Ruiz, with the filings of Cracker Barrel on November 20, 2023; Form 4, filed by Darryl L. Wade, with the filings of Cracker Barrel on November 20, 2023; Form 3 and Form 4, filed by John W. Garratt, with the filings of Cracker Barrel on December 20, 2023; Form 4s, filed by Bruce Hoffmeister, with the filings of Cracker Barrel on January 3, 2024, on September 30, 2024, on September 30, 2024 and on October 1, 2024; Form 4s, filed by Jim Mark Spurgin, with the filings of Cracker Barrel on January 18, 2024, on September 30, 2024 and on October 1, 2024; Form 3, filed by Brian T. Vaclavik, with the filings of Cracker Barrel on February 23, 2024; Form 3, filed by Christopher Bryant Edwards, with the filings of Cracker Barrel on June 13, 2024 and Form 4s, filed by Christopher Bryant Edwards, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024; Form 3 and Form 4, filed by Cheryl Janet Henry, with the filings of Cracker Barrel on June 20, 2024; Form 3, filed by Sarah O. Moore, with the filings of Cracker Barrel on July 23, 2024 and Form 4, filed by Sarah O. Moore with the filings of Cracker Barrel on September 30, 2024; Form 4s, filed by Julie D. Masino, with the filings of Cracker Barrel on August 8, 2024, on September 30, 2024 and on October 1, 2024; Form 4s, filed by Richard M. Wolfson, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024; Form 4s, filed by Cammie Spillyards-Schaefer, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024; Form 4s, filed by Craig Pommells, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024; Form 4s, filed by Laura Daily, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024; Form 4s, filed by Donna Roberts, with the filings of Cracker Barrel on September 30, 2024 and on October 1, 2024. Details regarding the nominees of Cracker Barrel's Board of Directors for election at the Annual Meeting will be included in the Proxy Statement when it becomes available